EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            XPEDITE ACQUISITION CORP.

                                       and

                              XPEDITE SYSTEMS, INC.

                           Dated as of August 8, 1997

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
                               TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I                  [INTENTIONALLY OMITTED]......................  1

ARTICLE II                 The Merger...................................  1
      SECTION 2.01.               The Merger............................  1
      SECTION 2.02.               Closing...............................  1
      SECTION 2.03.               Certificate of
                                  Incorporation.........................  2
      SECTION 2.04.               By-Laws...............................  2
      SECTION 2.05.               Directors.............................  2
      SECTION 2.06.               Officers..............................  2
      SECTION 2.07.               Effective Time........................  2

ARTICLE III                Effect of the Merger on the
                           Capital Stock of the
                           Constituent Corporations;
                           Exchange of Certificates.....................  3
      SECTION 3.01.               Effect on Company Common
                                  Stock and Class B Common
                                  Stock.................................  3
      SECTION 3.02.               Conversion of Acquisition
                                  Sub Common Stock......................  7
      SECTION 3.03.               Dissenting Shares.....................  7
      SECTION 3.04.               Exchange Procedures...................  8
      SECTION 3.05.               Stock Transfer Books.................. 11
      SECTION 3.06.               No Further Ownership
                                  Rights in Company Common
                                  Stock or Class B Common
                                  Stock................................. 11
      SECTION 3.07.               Lost, Stolen or Destroyed
                                  Certificates.......................... 11
      SECTION 3.08.               Company Stock Options and Warrants.... 12

ARTICLE IV                 Representations and Warranties
                           of the Company............................... 13
      SECTION 4.01.               Organization and
                                  Standing.............................. 13
      SECTION 4.02.               Authority and Status.................. 14
      SECTION 4.03.               Capitalization........................ 14
      SECTION 4.04.               No Conflict; Required Filings and
                                  Consents.............................. 15
      SECTION 4.05.               Compliance; Permits................... 17
      SECTION 4.06.               SEC Filings; Financial
                                  Statements............................ 18
      SECTION 4.07.               Absence of Certain
                                  Changes or Events..................... 18
      SECTION 4.08.               No Undisclosed
                                  Liabilities........................... 19
      SECTION 4.09.               Absence of Litigation................. 19
      SECTION 4.10.               Employee Benefit Plans,
                                  Employment Agreements................. 19
      SECTION 4.11.               Labor Matters......................... 21

                                                                          PAGE

      SECTION 4.12.               Information Supplied................... 21
      SECTION 4.13.               Title to Property...................... 22
      SECTION 4.14.               Taxes.................................. 22
      SECTION 4.15.               Environmental Matters.................. 24
      SECTION 4.16.               Insurance.............................. 25
      SECTION 4.17.               Opinion of Financial
                                  Advisor................................ 25
      SECTION 4.18.               Brokers................................ 25
      SECTION 4.19.               Books and Records...................... 25
      SECTION 4.20.               Certain Payments....................... 26
      SECTION 4.21.               Intellectual Property.................. 26
      SECTION 4.22.               Contracts.............................. 27
      SECTION 4.23.               Information Systems.................... 27
      SECTION 4.24.               Regulation of Business................. 27

ARTICLE V                  Representations and Warranties
                           of Acquisition Sub............................ 28
      SECTION 5.01.               Corporate Organization................. 28
      SECTION 5.02.               Authorization.......................... 28
      SECTION 5.03.               No Conflict; Required Filings and
                                  Consents............................... 29
      SECTION 5.04.               Information Supplied................... 29
      SECTION 5.05.               Brokers................................ 30
      SECTION 5.06.               No Business............................ 30
      SECTION 5.07.               Financing.............................. 30

ARTICLE VI                 Conduct of Business Pending
                           the Merger.................................... 31
      SECTION 6.01.               Conduct of Business by
                                  the Company Pending the
                                  Merger................................. 31
      SECTION 6.02.               No Solicitation........................ 34

ARTICLE VII                Additional Agreements......................... 36
      SECTION 7.01.               HSR Act; Etc........................... 36
      SECTION 7.02.               Preparation of the
                                  Prospectus/Proxy
                                  Statement.............................. 36
      SECTION 7.03.               Stockholder Approval................... 37
      SECTION 7.04.               Access to Information;
                                  Confidentiality........................ 37
      SECTION 7.05.               Consents; Approvals.................... 38
      SECTION 7.06.               Indemnification and
                                  Insurance.............................. 38
      SECTION 7.06A.              Employment and Benefit
                                  Matters................................ 40
      SECTION 7.07.               Notification of Certain
                                  Matters................................ 40
      SECTION 7.08.               Further Action......................... 41
      SECTION 7.09.               Public Announcements................... 41

      SECTION 7.10.               Conveyance Taxes....................... 41
      SECTION 7.11.               NASDAQ Listing......................... 41
      SECTION 7.12.               Stockholders Agreement................. 41
      SECTION 7.13.               No Acquisition Sub
                                  Business............................... 42
      SECTION 7.14.               Solvency Opinion....................... 42
      SECTION 7.15.               Negotiations with Minority Affiliate... 42
      SECTION 7.16.               Rollover............................... 42

ARTICLE VIII               Conditions to the Merger...................... 42
      SECTION 8.01.               Conditions to Obligation
                                  of Each Party to Effect
                                  the Merger............................. 42
      SECTION 8.02.               Additional Conditions to
                                  Obligations of
                                  Acquisition Sub........................ 43
      SECTION 8.03.               Additional Conditions to
                                  Obligation of the
                                  Company................................ 45

ARTICLE IX                 Termination................................... 46
      SECTION 9.01.               Termination............................ 46
      SECTION 9.02.               Effect of Termination.................. 48
      SECTION 9.03.               Fees and Expenses...................... 49

ARTICLE X                  General Provisions............................ 50
      SECTION 10.01.              Effectiveness of
                                  Representations,
                                  Warranties and
                                  Agreements, Etc........................ 50
      SECTION 10.02.              Notices................................ 50
      SECTION 10.03.              Certain Definitions.................... 52
      SECTION 10.04.              Amendment.............................. 53
      SECTION 10.05.              Waiver................................. 53
      SECTION 10.06.              Headings............................... 53
      SECTION 10.07.              Severability........................... 53
      SECTION 10.08.              Entire Agreement....................... 54
      SECTION 10.09.              Assignment............................. 54
      SECTION 10.10.              Parties in Interest.................... 54
      SECTION 10.11.              Failure or Indulgence Not
                                  Waiver; Remedies
                                  Cumulative............................. 54
      SECTION 10.12.              Governing Law.......................... 54
      SECTION 10.13.              Counterparts........................... 54
      SECTION 10.14.              Consent to Jurisdiction................ 55


EXHIBIT A                         Certificate of Merger
EXHIBIT B                         Affiliate Letter
EXHIBIT C                         Terms of Stockholders Agreement

EXHIBIT D                         Charter Amendment

SCHEDULE 3.01(e)                  Principal Stockholders
SCHEDULE 4.01(b)                  Certificate of Incorporation and
                                      By-Laws of the Company
SCHEDULE 4.03(a)                  Capitalization
SCHEDULE 4.03(b)                  Conversion Rights
SCHEDULE 4.03(c)                  Minority Affiliates
SCHEDULE 4.04(a)                  Contracts
SCHEDULE 4.04(b)                  Defaults
SCHEDULE 4.04(c)                  Conflicts
SCHEDULE 4.05(a)                  Compliance with Laws and Agreements
SCHEDULE 4.05(b)                  Permits
SCHEDULE 4.06                     SEC Reports
SCHEDULE 4.07(a)-(g)              Absence of Certain Changes
SCHEDULE 4.08                     Liabilities
SCHEDULE 4.09                     Litigation
SCHEDULE 4.10                     ERISA Matters
SCHEDULE 4.11                     Labor Matters
SCHEDULE 4.13                     Title to Property
SCHEDULE 4.14                     Taxes
SCHEDULE 4.15                     Environmental Matters
SCHEDULE 4.18                     Brokers
SCHEDULE 4.21                     Intellectual Property Rights
SCHEDULE 4.22(a)                  Change of Control Provisions
SCHEDULE 4.22(b)                  Affiliate Contracts
SCHEDULE 5.01(b)                  Certificate of Incorporation and By-
                                  Laws of Acquisition Sub
SCHEDULE 5.03(a)                  Acquisition Sub Conflicts
SCHEDULE 5.05                     Acquisition Sub Brokers
SCHEDULE 5.07                     Financing Commitments
SCHEDULE 6.01                     Conduct of Business by the Company
SCHEDULE 7.06A(a)                 Benefit Plans
SCHEDULE 8.02(j)                  Class B Common Stock Conversion

                              INDEX OF DEFINITIONS

         DEFINITION                               SECTION
         ----------                               -------

"Acquisition Proposal"...................   Section 6.02(a)
"Acquisition Sub" .......................   Introduction
"Acquisition Sub Common Stock"...........   Section 3.02
"Agreement" .............................   Introduction
"Alternative Transaction"................   Section 9.01(g)
"Antitrust Division".....................   Section 7.01
"Benefit Plan"...........................   Section 7.06A(a)
"Blue Sky Laws"..........................   Section 4.04(d)
"Cash Election Price"....................   Section 3.01(a)
"Cash Proration Factor"..................   Section 3.01(e)
"Certificate" ...........................   Section 3.04(b)
"Certificate of Merger" .................   Introduction
"Charter Amendment"......................   Section 8.02(e)
"Class B Certificates"...................   Section 3.04(d)
"Class B Common Stock"...................   Section 3.01(b)
"Class B Merger Consideration"...........   Section 3.01(b)
"Class B Shares".........................   Section 3.01(b)
"Closing" ...............................   Section 2.02
"Closing Date" ..........................   Section 2.02
"Code" ..................................   Section 3.04(f)
"Company" ...............................   Introduction
"Company Common Stock"...................   Section 3.01(a)
"Company Employee Plans".................   Section 4.10
"Company Permits"........................   Section 4.05(b)
"Company SEC Reports"....................   Section 4.06(a)
"Company Stockholders Meeting"...........   Section 4.12
"Company Stock Option Plans".............   Section 3.08(a)
"Confidentiality Letter".................   Section 7.04
"Dissenting Consideration"...............   Section 3.03
"Dissenting Shares"......................   Section 3.03
"Effective Time".........................   Section 2.07
"Election Date"..........................   Section 3.01(d)
"Electing Shares"........................   Section 3.01(a)
"Environmental Laws".....................   Section 4.15
"ERISA"..................................   Section 4.10
"Exchange Act"...........................   Section 4.04(a)
"Exchange Agent".........................   Section 3.04(a)
"Exchange Fund"..........................   Section 3.04(a)
"Excluded Shares"........................   Section 3.01(c)
"Expenses"...............................   Section 9.02(b)
"Fee"....................................   Section 9.02(b)
"Financing Commitments"..................   Section 5.07
"Form of Election".......................   Section 3.01(d)
"FTC"....................................   Section 7.01
"GCL"....................................   Section 2.01
"HSR Act"................................   Section 4.04(d)
"Indemnified Parties"....................   Section 7.06(b)
"Intellectual Property Rights"...........   Section 4.21

         Definition                             Section

"IRS"......................................   Section 4.10
"Laws".....................................   Section 4.04(c)
"Liens"....................................   Section 4.03(a)
"Material Adverse Effect"..................   Section 4.01(a)
"Merger" ..................................   Introduction
"Merger Consideration" ....................   Section 3.01(a)
"Minority Affiliate".......................   Section 4.03(c)
"NASDAQ" ..................................   Section 7.09
"Non-Cash Election"........................   Section 3.01(d)
"Non-Cash Election Holder Number"..........   Section 3.01(e)
"Non-Cash Election Share"..................   Section 3.01(a)
"Non-Cash Election Share Number"...........   Section 3.01(e)
"Non-Cash Proration Factor"................   Section 3.01(e)
"1996 Company Balance Sheet"...............   Section 4.08
"Option"...................................   Section 3.08(a)
"Option Consideration".....................   Section 3.08(a)
"PBGC".....................................   Section 4.10
"Principal Non-Cash Election Shares".......   Section 3.01(e)
"Principal Stockholders"...................   Section 3.01(e)
"Prospectus/Proxy Statement"...............   Section 4.12
"Preferred Stock"..........................   Section 8.02(e)
"Recap Accounting".........................   Section 8.02(g)
"Securities Act"...........................   Section 4.04(d)
"SEC"......................................   Section 4.01(a)
"S-4 Registration Statement"...............   Section 4.12
"Shares"...................................   Section 3.01(a)
"Significant Subsidiary"...................   Section 4.01(a)
"Subsidiary"...............................   Section 4.01(a)
"Stockholders Agreement"...................   Section 7.12
"Surviving Corporation"....................   Section 2.01
"Surviving Corporation Common Stock" ......   Section 3.01(a)
"Tax" or "Taxes"...........................   Section 4.14(a)
"Tax Returns"..............................   Section 4.14(a)
"Third-Party"..............................   Section 9.01
"Xpedite"..................................   Introduction
"Xpedite"GmbH..............................   Section 7.15
"XSL"......................................   Section 8.02(c)
"XSL Purchase Agreement"...................   Section 8.02(c)

                          AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of August 8, 1997, is entered into by and between XPEDITE ACQUISITION CORP., a Delaware corporation ("ACQUISITION SUB"), and XPEDITE SYSTEMS, INC., a Delaware corporation (the "COMPANY" or "XPEDITE").

          WHEREAS, the respective Boards of Directors of Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein and in the articles of merger annexed as EXHIBIT A (the "CERTIFICATE OF MERGER"); and

          WHEREAS, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Acquisition Sub and the Company agree as follows:


                                   ARTICLE I.

                             [INTENTIONALLY OMITTED]


                                   ARTICLE II.

                                   THE MERGER
                                   ----------

          SECTION 2.01. THE MERGER. In accordance with the provisions of this Agreement, the Certificate of Merger and the General Corporation Law of the State of Delaware, as amended (the "GCL"), at the Effective Time (as defined in SECTION 2.07), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"). At the Effective Time, the separate existence of Acquisition Sub shall cease.

          SECTION 2.02. CLOSING. The closing of the Merger (the "CLOSING") will take place as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VIII (the "CLOSING DATE") at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, NY 10022, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 2.03. CERTIFICATE OF INCORPORATION. As of the Effective Time, the Certificate of Incorporation of the Company immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law or in such Certificate of Incorporation.

          SECTION 2.04. BY-LAWS. The By-Laws of Acquisition Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

          SECTION 2.05. DIRECTORS. The directors of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

          SECTION 2.06. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

          SECTION 2.07. EFFECTIVE TIME. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the GCL. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The time when the Merger becomes effective is herein referred to as the "EFFECTIVE TIME."

                                  ARTICLE III.

                Effect of the Merger on the Capital Stock of the
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

         SECTION 3.01. EFFECT ON COMPANY COMMON STOCK AND CLASS B COMMON STOCK.
                       --------------------------------------------------------

          a. Except as otherwise provided herein and subject to SECTION 3.01(D) and SECTION 3.01(E), each share of common stock, par value $.01 per share of the Company (each, a "SHARE" or collectively, the "SHARES" or the "COMPANY COMMON STOCK") actually issued and outstanding immediately prior to the Effective Time (except for the Excluded Shares and Dissenting Shares) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one of the following (the "MERGER CONSIDERATION"):

                               (i) for each Share with respect to which an
              election to retain pursuant to SECTION 3.01(D) has been effectively made, and not revoked or lost (each, an "ELECTING SHARE" and collectively, the "ELECTING SHARES"), the right to retain one fully paid and nonassessable Share (a "NON-CASH ELECTION SHARE"), and the certificate representing such retained Share shall be surrendered in exchange pursuant to the terms of this Agreement, for a certificate representing one fully paid and nonassessable share of common stock, par value $.01 per share (the "SURVIVING CORPORATION COMMON STOCK"), of the Surviving Corporation; or

                               (ii) for each Share (other than Electing Shares),
              the right to receive $23.25 in cash, payable to the holder of such Share, without interest thereon, less any required back-up withholding taxes (the "CASH ELECTION PRICE").

          b. Each share of Class B Common Stock, par value $.01 per share, of the Company (the "CLASS B SHARES" or the "CLASS B COMMON STOCK") issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Surviving Corporation Common Stock (the "CLASS B MERGER CONSIDERATION"). From and after the Effective Time, each outstanding certificate theretofore representing Class B Shares shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such Class B Shares shall have been converted.

          c. Each share of Company Common Stock and Class B Common Stock held in the Company's treasury immediately prior to the Effective Time (the "EXCLUDED SHARES") shall, at the Effective Time, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

           d.       SHARE ELECTIONS.
                    ----------------

                               (i) Each person who, on or prior to the Election
              Date, is a record holder of Shares will be entitled, with respect to all, but not less than all, such holder's Shares, to make an unconditional election ( a "NON-CASH ELECTION") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis set forth herein.

                               (ii) The Company shall prepare and mail a form of
              election, which form shall be subject to the reasonable approval of Acquisition Sub (the "FORM OF ELECTION"), with the Prospectus/Proxy Statement to the record holders of Shares as of the record date for the Company Stockholders Meeting, which Form of Election shall be used by each record holder of Shares that wishes to elect, with respect to all, but not less than all, such holder's Shares, to retain Non-Cash Election Shares. The Company will use its reasonable efforts to make the Form of Election and the Prospectus/Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date. Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office by 5:00 p.m., New York City time, on the second trading day (the "ELECTION DATE") next preceding the date of the Company Stockholders Meeting, a Form of Election reflecting such holder's election with respect to all, but not less than all, such holder's Shares and the Stockholders Agreement, in each case, properly completed and signed and accompanied by certificates for all Shares held by such holder, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the

              National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, PROVIDED that such certificates are in fact delivered to the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

                               (iii) Any Form of Election may be revoked by the
              holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the Company and Acquisition Sub that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as applicable) for the Shares to which such Form of Election relates shall be promptly returned to the holder submitting the same to the Exchange Agent.

                               (iv) The determination of the Exchange Agent
              shall be binding as to whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this SECTION 3.01(D) with respect to Shares and when elections and revocations were received by it. If the Exchange Agent determines that any election to retain Non-Cash Election Shares was revoked or was not properly made with respect to Shares, such Shares shall be treated by the Exchange Agent as Shares which were not Electing Shares at the Effective Time. The Exchange Agent also shall make all computations as to the allocation and the proration contemplated by SECTION 3.01(E), and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of the Company and Acquisition Sub, make such rules as are consistent with this
              SECTION 3.01 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

           e.       PRORATION.
                    ----------

                               (i) Notwithstanding anything in this Agreement to
              the contrary, the aggregate number of Shares to be converted into the right to retain Shares at the Effective Time (the "NON-CASH ELECTION SHARE NUMBER") shall equal 205,000 Shares (excluding for this purpose any Excluded Shares).

                               (ii) If the number of Electing Shares exceeds the
              Non-Cash Election Share Number, then the Electing Shares covered by each Non-Cash Election shall be converted into the right to retain Non-Cash Election Shares or to receive cash in accordance with the terms of SECTION 3.01(A) in the following manner:

                                        (A) A proration factor (the "NON-CASH
                      PRORATION FACTOR") shall be determined by dividing the Non-Cash Election Share Number by the total number of Electing Shares.

                                        (B) The number of Electing Shares
                      covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election.

                                        (C) All Electing Shares, other than that
                      number of shares converted into the right to receive Non-Cash Election Shares in accordance with SECTION 3.01(E)(II)(B), shall be converted into cash (on a consistent basis among holders who made the election referred to in SECTION 3.01(A)(I), pro rata to the number of Shares as to which they made such election) as if such Shares were not Electing Shares in accordance with the terms of SECTION 3.01(A)(II).

                               (iii) If the number of Electing Shares is less
              than the Non-Cash Election Share Number, then:

                                        (A) All Electing Shares shall be
                      converted into the right to retain Non-Cash Election Shares in accordance with the terms of SECTION 3.01(A)(I).

                                        (B) Additional Shares held by the
                      Persons listed on SCHEDULE 3.01(E) (the "PRINCIPAL STOCKHOLDERS") shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of
                      SECTION 3.01(A)(I) in the
                      following manner:

                                                 (1) A proration factor (the
                               "CASH PRORATION FACTOR" shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by (y) the total number of

                               Shares held by the Principal Stockholders
                               (the "PRINCIPAL NON-CASH ELECTION SHARES").

                                                 (2) The number of Shares in
                               addition to Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of Principal Non-Cash Election Shares.

                                        (C) Shares subject to clause (B) of this
                      SECTION 3.01(E)(III) shall be converted into the right to retain Non-Cash Election Shares in accordance with SECTION 3.01(A)(I) on a consistent basis among the Principal Stockholders who held Principal Non-Cash Election Shares, pro rata to the number of Principal Non-Cash Election Shares held by each Principal Stockholder, and each Principal Stockholder will enter into the Stockholders Agreement.

          SECTION 3.02. CONVERSION OF ACQUISITION SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Acquisition Sub (the "ACQUISITION SUB COMMON STOCK") issued and outstanding at the Effective Time shall, at the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of Surviving Corporation Common Stock. From and after the Effective Time, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

          SECTION 3.03. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Class B Common Stock issued and outstanding at the Effective Time which are held of record by stockholders who shall not have voted such shares (or, in the case of shares of Class B Common Stock, shares converted into such shares) in favor of the Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with Section 262 of the GCL ("DISSENTING SHARES") shall not be converted into the right to receive any portion of the Merger Consideration or the Class B Merger Consideration, as the case may be, specified in SECTION 3.01, but the holders thereof instead shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the GCL (the "DISSENTING CONSIDERATION"); PROVIDED that (i) if such a holder fails to file a notice of election to dissent in accordance with Section 262 of the GCL or, after filing such notice of election, subsequently delivers an effective written withdrawal of such notice or fails to establish his entitlement to appraisal rights as provided in Section 262 of the GCL, if he or she be so required, or
(ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his or her appraisal rights, then in either of such cases, each share of Company Common Stock and Class B Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Merger Consideration or the Class B Merger Consideration, as the case may be, upon the surrender of the certificate or certificates representing such Dissenting Shares.

           SECTION 3.04.  EXCHANGE PROCEDURES.
                          --------------------

                      a. Prior to the Effective Time, the Company and Acquisition Sub jointly shall select a bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT") and, as of or as soon as reasonably practicable after the Effective Time, the Surviving Corporation shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Article, in a separate fund (the "EXCHANGE FUND") established for the benefit of the holders of Shares (other than Dissenting Shares and Excluded Shares) immediately available funds in an amount necessary to make the payments of the cash portion of the Merger Consideration to the holders of Company Common Stock entitled thereto pursuant to SECTION 3.01.

                      b. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record entitled to the Merger Consideration, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the Surviving Corporation, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which such holder is entitled pursuant to SECTION 3.01. Upon the proper surrender of a Certificate to the Exchange Agent, together with such letter of transmittal and any additional documentation as the Surviving Corporation may reasonably require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole retained Shares, if any, to be retained by the holder of such Certificates (and cash in lieu of any fractional retained Shares) pursuant to this Agreement or the amount of cash into which the number of Shares previously represented by such Certificates shall have been converted pursuant to this Agreement (less any required withholding tax), and the Certificate so surrendered shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                      c. Until surrendered in accordance with the provisions of this SECTION 3.04, from and after the Effective Time, each Certificate (other than Certificates representing Excluded Shares or Dissenting Shares) shall represent for all purposes only the right to receive, upon such surrender, the Merger Consideration, without interest, into which the Shares represented by such Certificates shall have been converted pursuant to SECTION 3.01, and shall cease to have any rights with respect to the shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law.

                      d. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall deliver to each holder of record entitled to the Class B Merger Consideration, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates which immediately prior to the Effective Time represented outstanding Class B Shares (the "CLASS B CERTIFICATES") shall pass, only upon proper delivery of the Class B Certificates to the Surviving Corporation, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Class B Certificates in exchange for the Class B Merger Consideration to which such holder is entitled pursuant to SECTION 3.01. Upon the proper surrender of a Class B Certificate to the Exchange Agent, together with such letter of transmittal and any additional documentation as the Surviving Corporation may reasonably require, the holder of such Class B Certificate shall be entitled to receive a certificate or certificates representing the number of shares of Surviving Corporation Common Stock into which the Class B Shares previously represented by such Class B Certificate shall have been converted pursuant to this Agreement, and the Class B Certificate so surrendered shall forthwith be cancelled.

                      e.       Any portion of the Exchange Fund which
remains undistributed to the holders of Company Common Stock for six months after the Effective Time will be returned to the Surviving Corporation and any holder of shares of Company Common Stock or Class B Common Stock prior to the Merger who has not theretofore complied with this Article III shall look thereafter only to the Surviving Corporation for payment of the Merger Consideration or Class B Merger Consideration, as applicable, in respect of such holder's shares. Any amounts remaining unclaimed by former stockholders of the Company one year after the Effective Time shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled to such claims. All interest accrued in respect of the Exchange Fund shall inure to the benefit of and be paid to the Surviving Corporation. If any certificate representing shares of Company Common Stock or Class B Common Stock (or such documents as may be required pursuant to SECTION
3.07 if such certificate is lost, stolen or destroyed) shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Company Common Stock or any dividends or distribution with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any applicable governmental entity), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any person in respect of retained Company Common Stock or Class B Common Stock (or dividends or distributions with respect to either of the foregoing) for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                      f. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Class B Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Class B Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

          SECTION 3.05. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock or Class B Common Stock thereafter on the records of the Company.

          SECTION 3.06. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK OR CLASS B COMMON STOCK. The Merger Consideration delivered upon the surrender of a certificate representing Shares and the Class B Merger Consideration delivered upon surrender of a certificate representing Class B Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares or Class B Shares, as the case may be, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares or Class B Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Class B Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
Article III.

          SECTION 3.07. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates or Class B Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquisition Sub or any stockholder of Acquisition Sub or the Exchange Agent with respect to the Certificates or Class B Certificates alleged to have been lost, stolen or destroyed, the Merger Consideration or Class B Merger Consideration, as applicable, attributable to such Certificates or Class B Certificates as may be required pursuant to SECTION 3.04.

           SECTION 3.08. COMPANY STOCK OPTIONS AND WARRANTS.
                         -----------------------------------

                      a. At the Effective Time, except as otherwise provided in this SECTION 3.08, each option and warrant granted by the Company to purchase shares of Company Common Stock, which is outstanding immediately prior thereto (an "OPTION" or, collectively, the "OPTIONS"), shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor, except to the extent that (i) any such Option granted by the Company to purchase shares of Company Common Stock has vested and is exercisable immediately prior to the Effective Time, whether as a result of the passing of time, the Merger or otherwise, or (ii) any such Option was granted pursuant to the Company's 1992, 1993 or 1996 Incentive Stock Option Plans or the Officers' Contingent Stock Option Plan (collectively, the "COMPANY STOCK OPTION PLANS") and such option has not yet vested. In such event, each holder of such an Option shall, individually, in settlement thereof, receive from the Surviving Corporation for each share subject to such an Option an amount (subject to any applicable back-up withholding taxes) in cash equal to the difference between: (i) the Merger Consideration and (ii) the per share exercise price of such Option, to the extent such difference is a positive number (the "OPTION CONSIDERATION").

                      b. Upon receipt of the Option Consideration, the Option shall be cancelled. The surrender of an Option to the Surviving Corporation in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option.

                      c. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options under any of the Company Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties: (i) the Company Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled as of the Effective Time and (ii) the Company shall take all commercially reasonable action in an effort to provide that following the Effective Time no participant in any stock option plans or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation and to terminate all such plans.


                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                      The Company hereby represents and warrants to Acquisition Sub as follows:

           SECTION 4.01.  ORGANIZATION AND STANDING.
                          --------------------------

                      a. Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places as it is now being conducted and to own and lease the properties and assets which it now owns or leases, except where the failure of same will not in any case result in a Material Adverse Effect. The Company and each of its Subsidiaries is now duly qualified to transact business and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased by it and the nature of the business conducted by it require such qualification, except where failure to be qualified could not reasonably be expected to have a Material Adverse Effect. When used in connection with the Company or any of its Subsidiaries or Acquisition Sub or any of its Subsidiaries, as the case may be, a "MATERIAL ADVERSE EFFECT" is a material adverse effect on the business, assets, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries or Acquisition Sub and its Subsidiaries, as the case may be, in each case taken as a whole. For purposes of this Agreement, a "SUBSIDIARY" of any Person is any corporation, partnership, joint venture or other legal entity of which a majority of all outstanding shares of capital stock or other equity interests (the holders of which are ordinarily and generally entitled to vote for the election of the board of directors or other governing body thereof) is owned, directly or indirectly, by such Person (either alone or through or together with any other Subsidiary). For purposes of this agreement "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company or

Acquisition Sub as the case may be, that constitutes a significant subsidiary within the meaning of Rule 1.02(w) of Regulation S-X of the United States Securities and Exchange Commission (the "SEC").

                      b. True, correct and complete copies of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and By-Laws of the Company are attached hereto as SCHEDULE 4.01(B).

           SECTION 4.02.  AUTHORITY AND STATUS.
                          ---------------------

                      a. The Company has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                      b. This Agreement and the Charter Amendment (as hereinafter defined) have been approved by the Board of Directors of the Company in accordance with the GCL and except for the approval of the stockholders of the Company, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Charter Amendment or to consummate the transactions contemplated hereby or thereby. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving this Agreement and the Charter Amendment is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Charter Amendment and the transactions contemplated by this Agreement and the Charter Amendment.

                      c. This Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

           SECTION 4.03.  CAPITALIZATION.
                          ---------------

                      a. The authorized capital stock of the Company consists of (i) fifteen million (15,000,000) shares of common stock, par value $.01 per share, of which 8,987,233 shares were issued and outstanding and 72,000 shares were held in the Company's treasury as of July 31, 1997; (ii) one million (1,000,000) shares of preferred stock, par value $.01 per share, of which none are outstanding or held in the

Company's treasury as of July 31, 1997; and (iii) as of July 31, 1997, 866,913 and 136,832 Shares reserved for future issuance pursuant to outstanding stock options and warrants under the Company Stock Option Plans and the Non-Employee Directors' Warrant Plan together with certain other warrant awards, respectively. All of the issued and outstanding capital stock of the Company is validly issued, fully paid and non-assessable. All of the outstanding capital stock of each of the Company's Subsidiaries is owned directly or indirectly by the Company free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, mortgages, indentures or easements (collectively, "LIENS") of any nature, except as disclosed on SCHEDULE 4.03(A).

                      b. Except as set forth on SCHEDULE 4.03(B), there are no other shares of capital stock of the Company or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for shares of capital stock of the Company or any of its Subsidiaries, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings, arrangements or claims of any character by which the Company or any of its Subsidiaries is or may become bound to issue, transfer, sell, repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any such shares or other ownership interest.

                      c. SCHEDULE 4.03(C) sets forth a complete and accurate list of entities (each, a "MINORITY AFFILIATE"), other than the Company's Subsidiaries, of which the Company owns equity securities (as defined in Rule 3a-11 promulgated under the Exchange Act (as hereinafter defined)), including, as to each Minority Affiliate, its name, its jurisdiction of incorporation, formation or organization and its capitalization (including the identity of each stockholder or owner of equity securities or other securities and the number of shares or other securities held thereby). None of the Company or any of its Subsidiaries has entered into any commitment, contract or agreement to provide equity financing to any other person or entity.

           SECTION 4.04.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                          -------------------------------------------

                      a.       The exhibit index to the Company's most
recently filed Annual Report on Form 10-K, as supplemented by SCHEDULE 4.04(A), includes each agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to Acquisition Sub on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

                      b. Except as disclosed in SCHEDULE 4.04(B), (i) neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in SECTION 4.04(A),
(ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in SECTION 4.04(A) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in SECTION 4.04(A) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not constitute a Material Adverse Effect.

                      c. Except as set forth in SCHEDULE 4.04(C), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its Subsidiaries, (ii) conflict with or violate in any material respect any federal, foreign, state, local or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Company's or any of its Subsidiaries' rights or materially alter the rights or obligations of any third party under, or give to others any material rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected.

                      d. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the premerger notification requirements of the European Community and other requirements of foreign jurisdictions and the filing and recordation of the Certificate of Merger or other documents as required by the GCL.

           SECTION 4.05.  COMPLIANCE; PERMITS.
                          --------------------

                      a. Except as disclosed in SCHEDULE 4.05(A), neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation in any material respect of, (i) any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii), for any such conflicts, defaults or violations which do not constitute a Material Adverse Effect.

                      b. Except as disclosed in SCHEDULE 4.05(B), the Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

           SECTION 4.06.  SEC FILINGS; FINANCIAL STATEMENTS.
                          ----------------------------------

                      a. The Company has filed all forms, reports and documents required to be filed with the SEC and has made available to Acquisition Sub (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by the Company with the SEC since January 1, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since January 1, 1997, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC ((i) -
(iv) collectively, the "COMPANY SEC REPORTS"). Except as disclosed in SCHEDULE 4.06, the Company SEC Reports (A) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                      b. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                      SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in SCHEDULE 4.07(A) through SCHEDULE 4.07(G) or the Company SEC Reports, since December 31, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect;
(b) any amendments or changes in the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of its Subsidiaries; (c) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect or that would constitute a Material Adverse Effect if not covered by insurance;
(d) any material change by the Company in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (e) any material revaluation by the Company of any of its or any of its Subsidiaries' assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business; (f) any sale, pledge, disposition of or encumbrance upon any assets of the Company or any of its Subsidiaries (except (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of other assets not in excess of $100,000 in the aggregate); or (g) any other action or event that would have required the consent of Acquisition Sub pursuant to SECTION 6.01 had such event occurred after the date of this Agreement.

          SECTION 4.08. NO UNDISCLOSED LIABILITIES. Except as is disclosed in
SCHEDULE 4.08, neither the Company nor any of its Subsidiaries has any material liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1996 included in the Company's 1996 Annual Report on Form 10-K (the "1996 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Company Balance Sheet, (c) incurred since December 31, 1996 in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

          SECTION 4.09. ABSENCE OF LITIGATION. Except as set forth in SCHEDULE 4.09, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that if determined adversely to the Company, would be reasonably likely to constitute a Material Adverse Effect.

          SECTION 4.10. EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS. Except in each case as set forth in SCHEDULE 4.10, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1975, as amended ("ERISA") and Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of ERISA, any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "COMPANY EMPLOYEE PLANS") which could result in any liability of the Company or any of its Subsidiaries;
(ii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any of its Subsidiaries; (vii) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course), (viii) none of the Company or any of its Subsidiaries is a party to any employment, consulting or similar agreement; and (ix) none of the Company or any of its Subsidiaries is or will be liable for any severance or other payments to any of its employees as a result of this Agreement or the consummation of the transactions contemplated hereby.

          SECTION 4.11. LABOR MATTERS. Except as set forth in SCHEDULE 4.11: (i) there are no claims or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which claims or proceedings constitute a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(iii) neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

          SECTION 4.12. INFORMATION SUPPLIED. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed by the Company with the SEC in connection with the Merger, including the definitive proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof (the "S-4 REGISTRATION STATEMENT"), will not, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendments or supplements thereto, will not, on the date the Prospectus/Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders in connection with the meeting of the Company stockholders to consider the Merger and the Charter Amendment (the "COMPANY STOCKHOLDERS MEETING"), at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Prospectus/Proxy Statement, the Company shall promptly inform Acquisition Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquisition Sub or any of its representatives which is contained or incorporated by reference in any of the foregoing documents.

          SECTION 4.13. TITLE TO PROPERTY. Except as set forth in SCHEDULE 4.13, the Company and each of its Subsidiaries have good and defensible title to all of their properties and assets, free and clear of all material liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any of its Subsidiaries; and, all leases pursuant to which the Company or any of its Subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

          SECTION 4.14.  TAXES.
                         ------

                      a. For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

                      b.       Other than as disclosed in SCHEDULE 4.14,
(i) the Company and its Subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them,
(ii) the Company and its Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other material Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required. Except as does not involve or would not result in material liability to the Company or any of its
Subsidiaries: (i) there are no tax liens on any assets of the Company or any Subsidiary thereof; and (ii) neither the Company nor any of its Subsidiaries has been granted a waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1996 Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis, and the accrual and reserves for Taxes (including deferred taxes) reflected in the books and records of the Company as at the last day of the Company's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis.

                      c. Other than as disclosed in SCHEDULE 4.14, (i) all Tax Returns filed with respect to Tax years of the Company and each of the Subsidiaries through the Tax year ended December 31, 1992 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (ii) to the knowledge of the Company, there is no claim, audit, action, suit, proceeding, or investigation now pending against or with respect to the Company or any Subsidiary in respect of any

Tax; (iii) there are no written requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any taxing authority; (iv) neither the Company nor any Subsidiary will be required to include any adjustment in taxable income for any Tax period following the Closing under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Tax period prior to the Closing or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company or any Subsidiary for any Tax period prior to the Closing; (v) all Taxes that the Company or any Subsidiary is, or was, required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing authority; (vi) the Company is not a U.S. real property holding corporation, as defined under Section 897(c)(2) of the Code; and (vii) there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of the transactions contemplated by this Agreement could give rise to the payment of any amount that would not be deductible by the Company or any Subsidiary by reason of Section 280G of the Code.

          SECTION 4.15. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 4.15, the Company and each of its Subsidiaries: (i) have obtained all material approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or its Subsidiaries or their respective agents; (ii) are in compliance in all material respects with all terms and conditions of such required approvals, and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental

Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries (or any of their respective agents) thereunder.

          SECTION 4.16. INSURANCE. The Company maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards.

          SECTION 4.17. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Merrill Lynch & Co., that in its opinion, as of the date hereof, the cash Merger Consideration set forth herein is fair to the holders of Shares from a financial point of view.

          SECTION 4.18. BROKERS. Except as set forth in SCHEDULE 4.18, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries or affiliates. The fees and expenses of the entities listed on SCHEDULE 4.18 will be paid by the Company. The Company has heretofore furnished to Acquisition Sub a complete and correct copy of all agreements between the Company and the entities listed on SCHEDULE 4.18 pursuant to which such entities would be entitled to any payment relating to the transactions contemplated hereunder.

          SECTION 4.19. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company and its Subsidiaries, all of which have been made available to Acquisition Sub, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company and its Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.

          SECTION 4.20. CERTAIN PAYMENTS. Since June 17, 1992, none of the Company or any of its Subsidiaries or any director, officer, agent, or employee of, or any other Person associated with or acting for or on behalf of, the Company or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any of its Subsidiaries.

          SECTION 4.21. INTELLECTUAL PROPERTY. The Intellectual Property Rights (as hereinafter defined) of the Company and its Subsidiaries are listed in
SCHEDULE 4.21. Except as set forth in SCHEDULE 4.21, each of the Company and each of its Subsidiaries owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, knowhow and other proprietary rights and information (collectively, "INTELLECTUAL PROPERTY RIGHTS") used or held for use in connection with its business as currently conducted or as contemplated to be conducted, and, to the knowledge of the Company, there is no assertion or claim challenging the validity of any of the foregoing. Except as set forth in
SCHEDULE 4.21, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict with any Intellectual Property Rights of any third party. To the knowledge of the Company, there are no infringements of any Intellectual Property Rights used or held for use in connection with the business of the Company and its Subsidiaries.

          SECTION 4.22. CONTRACTS. a. Except as set forth on SCHEDULE 4.22(A), none of the Company or any of its Subsidiaries is a party to or is bound by any employment agreement, telecommunications agreement, vendor agreement, credit agreement, mortgage or indenture, or any material joint venture agreement which
(i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon, or (ii) will be subject to termination or cancellation as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby.

                      b. Except as set forth on SCHEDULE 4.22(B), (i) none of the Company or any of its Subsidiaries is a party to any agreement with any beneficial owner of 5% or more of the capital stock of, or any executive officer or director of, the Company or any of its Subsidiaries or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such person, (ii) no officer or director of the Company or any of its Subsidiaries or any associate of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of the Company or any of its Subsidiaries and (iii) none of the Company or any of its Subsidiaries is a party to any agreement with any of the Company's Minority Affiliates or XSL.

          SECTION 4.23. INFORMATION SYSTEMS. The Company's computer and software systems (including backup systems) are fully operational, and, to the best of the Company's knowledge, there has been no material malfunction or other material problem with such systems.

          SECTION 4.24. REGULATION OF BUSINESS. To the best knowledge of the Company's management, there has not been any change or proposed change in any Laws which has resulted in or is reasonably likely to result in the regulation of the business of the Company or any of its Subsidiaries by the Federal Communications Commission or any other foreign, federal, state or local governmental agency or other governing body, the compliance with which would have a material cost to the Company or an adverse impact on the business of the Company.

                                   ARTICLE V.

                               Representations and
                          WARRANTIES OF ACQUISITION SUB
                          -----------------------------


                      Acquisition Sub hereby represents and warrants to the Company as follows:

          SECTION 5.01.  CORPORATE ORGANIZATION.
                         -----------------------

                      a.       Acquisition Sub is a corporation duly
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases except where the failure of same will not in any case result in a Material Adverse Effect. Acquisition Sub is duly qualified to transact business and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased by it and the nature of the business conducted by it require such qualification, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                      b. True, correct and complete copies of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and By-Laws (or equivalent documents) of Acquisition Sub as of the date hereof are attached hereto as SCHEDULE 5.01(B).

                      c.       Acquisition Sub has no direct or indirect
Subsidiaries.

          SECTION 5.02.  AUTHORIZATION.
                         --------------

                      a. Acquisition Sub has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                      b. This Agreement has been approved by the Board of Directors of Acquisition Sub in accordance with the GCL and no other corporate proceeding on the part of Acquisition Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

                      c. This Agreement has been duly and validly executed and delivered by Acquisition Sub and is a valid and binding agreement of Acquisition Sub, enforceable against

Acquisition Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter in effect relating to creditors' rights generally and by equitable principles (whether considered in a proceeding at law or in equity).

          SECTION 5.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                        -------------------------------------------

                      a. Except as set forth in SCHEDULE 5.03(A), the execution and delivery of this Agreement by Acquisition Sub does not, and the performance of this Agreement by Acquisition Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Acquisition Sub, (ii) conflict with or violate in any material respect any Laws applicable to Acquisition Sub or by which any of its properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair Acquisition Sub's rights or materially alter the rights or obligations of any third party under, or give to others any material rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of Acquisition Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquisition Sub is a party or by which Acquisition Sub or any of its properties is bound or affected.

                      b. The execution and delivery of this Agreement by Acquisition Sub does not, and the performance of this Agreement by Acquisition Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the HSR Act, the premerger notification requirements of the European Community and other requirements of foreign jurisdictions and the filing and recordation of appropriate merger or other documents as required by the GCL.

          SECTION 5.04. INFORMATION SUPPLIED. The information supplied or to be supplied by Acquisition Sub for inclusion or incorporation by reference in (i) the S-4 Registration Statement will not, at the time the S-4 Registration

Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement (or any amendment thereof or supplement thereto) will not, on the date the Prospectus/Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Acquisition Sub or any of its affiliates, officers or directors should be discovered by Acquisition Sub which should be set forth in a supplement to the Prospectus/Proxy Statement, Acquisition Sub shall promptly inform the Company. Notwithstanding the foregoing, Acquisition Sub makes no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in any of the foregoing documents.

          SECTION 5.05. BROKERS. Except as set forth in SCHEDULE 5.05, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquisition Sub or its affiliates. The fees and expenses of the entities listed on SCHEDULE 5.05 will be paid by Acquisition Sub.

          SECTION 5.06. NO BUSINESS. Acquisition Sub was formed solely for the purpose of effecting the Merger, and has undertaken no business other than in connection with the transactions contemplated by this Agreement.

          SECTION 5.07. FINANCING. Acquisition Sub or its affiliates has received the executed commitments (including the term sheets related thereto) attached as SCHEDULE 5.07 ("FINANCING COMMITMENTS") from one or more financial institutions or other entities to provide to the Company, subject to the conditions specified therein, funds sufficient in amount to consummate the Merger and the respective transactions contemplated thereby.

                                   ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

          SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Acquisition Sub shall otherwise agree in writing and except as required by the XSL Purchase Agreement, (i) the Company shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take an action except in, the ordinary course of business and in a manner consistent with past practice, and (ii) the Company shall use all reasonable effort to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as required by the XSL Purchase Agreement or as described on SCHEDULE 6.01, neither the Company nor any of its Subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Acquisition Sub:

                      a. amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its Subsidiaries;

                      b. issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock issuable pursuant to stock options which were granted under the Company Stock Option Plans and are outstanding on the date hereof, in accordance with the terms of the Company Stock Option Plans);

                      c. sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of other assets not in excess of $100,000 in the aggregate);

                      d.       (i)      declare, set aside, make or pay any
dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

                      e.       (i)      acquire (by merger, consolidation, or
acquisition of stock or assets) any corporation, partnership or other business organization or division or any equity interest therein; (ii) incur any indebtedness for borrowed money or issue any debt securities, except for short-term, working capital and commercial paper borrowings not in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole at any one time outstanding incurred in the ordinary course of business consistent with past practice and except for the intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets, in the aggregate, in excess of $1,000,000 per month for the Company and its Subsidiaries taken as a whole; (v) make any loan to, or investment in, any Minority Affiliate or XSL, other than business transactions with Minority Affiliates or XSL in the ordinary course of business; or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this SECTION 6.01;

                      f. (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice and except for increases in salary or wages as provided for in employment agreements; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                      g. except as may be required as a result of a change in law or in generally accepted accounting principles take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

                      h. make any material tax election inconsistent with past practice or settle or compromise or amend any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

                      i.       pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

                      j. offer employment to any person as an officer of the Company, or promote any existing employee to such office;

                      k. settle or agree to a final settlement of any litigation against the Company or any of its Subsidiaries for an amount in excess of $250,000;

                      l. amend or grant waivers or approvals in its discretion under the XSL Purchase Agreement; or

                      m. take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 6.01(A) through (L) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

          SECTION 6.02.  NO SOLICITATION.
                         ----------------

                      a.       The Company shall not, directly or
indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, (i) solicit, initiate or encourage or take any other action to facilitate the institution of any inquiries or proposals regarding any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, sale of all or any significant portion of assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transactions involving the Company or any Subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information or assistance to any person in connection with any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Notwithstanding the foregoing, the Company may engage in negotiations or discussions with respect to a recapitalization transaction after November 30, 1997; PROVIDED that the Company does not incur or commit to incur, except in each case upon consummation of such transaction, fees and expenses in excess of $250,000 in the aggregate in connection with such negotiations or discussions. Nothing contained in this SECTION 6.02(A) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, PROVIDED that the Board of Directors of the Company determines in good faith (after consultation with and based upon the advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties to the Company's stockholders; and PROVIDED, FURTHER, that the Company shall keep Acquisition Sub informed, on a reasonably current basis, as to the status and details of any such consideration, negotiations or discussions. Nothing contained in this SECTION
6.02 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

                      b.       The Company shall immediately notify
Acquisition Sub after receipt of any Acquisition Proposal or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquisition Sub shall be made orally and in writing, shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in SECTION 6.02(C) and, if reasonably practicable, shall be made prior to furnishing any such information to, or entering into negotiations or discussions with, such person.

                      c. If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act as provided in this
SECTION 6.02(C) in order to discharge properly the directors' fiduciary duties to the Company's stockholders, then, PROVIDED that such person has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Acquisition Sub's stockholders the Company may provide such person with access to information regarding the Company.

                      d. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Acquisition Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

                      e. The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this SECTION 6.02.


                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS
                              ---------------------

          SECTION 7.01. HSR ACT; ETC. As promptly as practicable after the date of the execution of this Agreement, the Company and Acquisition Sub shall file notifications under and in accordance with the HSR Act and the legal requirements of the European Community and any other foreign jurisdictions requiring notification in connection with the Merger and the transactions contemplated hereby. The Company and Acquisition Sub shall respond as promptly as practicable to any inquires received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation and shall respond as promptly as practicable to all inquires and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

          SECTION 7.02.  PREPARATION OF THE PROSPECTUS/PROXY STATEMENT.
                         ----------------------------------------------

                      a.       As promptly as practicable after the
execution of this Agreement, the Company and Acquisition Sub shall prepare and file with the SEC the Prospectus/Proxy Statement and thereafter the S-4 Registration Statement. The Company shall use its reasonable best efforts to respond to all SEC comments, to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date.

                      b. Prior to the Closing Date, the Company shall deliver to Acquisition Sub a letter identifying all persons whom the Company believes to be, at the date of the Company Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and who shall have made a Non-Cash Election. Each of the Company and Acquisition Sub shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to Acquisition Sub on or prior to the Closing Date a written agreement substantially in the form of Exhibit B.

          SECTION 7.03.  STOCKHOLDER APPROVAL.
                         ---------------------

                      a.       As soon as practicable after the S-4
Registration Statement is effective, the Company shall call and hold the Company Stockholders Meeting in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the Charter Amendment and the adoption of this Agreement and the transactions contemplated hereby. At the Company Stockholders Meeting, Acquisition Sub shall cause all of the shares of Company Common Stock for which it holds proxies to vote to be voted in favor of the Merger and the Charter Amendment.

                      b. Acquisition Sub shall (i) promptly submit this Agreement and the transactions contemplated hereby for approval and adoption by its stockholders; and (ii) cause to be taken all additional actions necessary for Acquisition Sub to adopt and approve this Agreement and the transactions contemplated hereby.

          SECTION 7.04. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Acquisition Sub shall each (and shall cause each of their Subsidiaries, and use commercially reasonable efforts to cause their Minority Affiliates and XSL, to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Acquisition Sub each shall (and shall cause each of their Subsidiaries, and use commercially reasonable efforts to cause their Minority Affiliates and XSL, to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business (including, in the case of the Company, the business of the Minority Affiliates and XSL), properties and personnel as either Acquisition Sub or the Company may reasonably request. From and after the date of this Agreement through the Effective Time, the Company shall provide to Acquisition Sub monthly consolidated statements of operations and cash flows and monthly consolidated balance sheets for the Company and its Subsidiaries and, if the Company receives such statements from its Minority Affiliates or XSL, from such Minority Affiliates or XSL, within 30 days following the end of each calendar month during such period. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter, dated April 4, 1997 (the "CONFIDENTIALITY LETTER") among Acquisition Sub's stockholders and the Company.

          SECTION 7.05. CONSENTS; APPROVALS. The Company and Acquisition Sub shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Acquisition Sub shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Acquisition Sub and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Acquisition Sub shall furnish promptly all information required to be included in the Prospectus/Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The Company will take all actions reasonably requested by Acquisition Sub (including, without limitation, entering into agreements with underwriters, placement agents and other financing sources and assuming the obligations of Acquisition Sub and its stockholders under the Financing Commitments) in order to effect or facilitate the financing described in the Financing Commitments.

          SECTION 7.06.  INDEMNIFICATION AND INSURANCE.
                         ------------------------------

                      a. The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                      b. The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any cost or expense (including attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                      c. Acquisition Sub and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the

Company's directors and officers existing at or before the Effective Time.

                      d. For a period of six years after the Effective Time, Acquisition Sub shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Acquisition Sub) on terms comparable to those now applicable to directors and officers of the Company; PROVIDED that in no event shall Acquisition Sub or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and PROVIDED, FURTHER, that if the premium for such coverage exceeds such amount, Acquisition Sub or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

                      e. This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Acquisition Sub and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

          SECTION 7.06A. EMPLOYMENT AND BENEFIT MATTERS. The Surviving Corporation shall for a period of one (1) year following the Effective Time maintain the contractual benefit programs identified in SCHEDULE 7.06A (each, a "BENEFIT PLAN"); PROVIDED that nothing herein shall affect the Surviving Corporation's rights to modify or terminate any such Benefit Plan at or after the end of such one (1) year period.

          SECTION 7.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Acquisition Sub, and Acquisition Sub shall give prompt notice to the Company, of (i) the occurrence and nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company or Acquisition Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED, FURTHER, that failure to give such notice shall not be treated as a breach of covenant for the purposes of SECTIONS 8.02(A) and 8.03(A) unless the failure to give such notice results in material prejudice to the other party.

          SECTION 7.08. FURTHER ACTION. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

          SECTION 7.09. PUBLIC ANNOUNCEMENTS. Acquisition Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, but following consultation with the other party and the use of reasonable efforts to agree on a mutually satisfactory text, which shall not be unreasonably withheld; PROVIDED that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NASDAQ National Market ("NASDAQ"), as the case may be.

          SECTION 7.10. CONVEYANCE TAXES. Acquisition Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

          SECTION 7.11. NASDAQ LISTING. The Company shall use its best efforts to continue the listing of the Company Common Stock on the NASDAQ during the term of this Agreement.

          SECTION 7.12. STOCKHOLDERS AGREEMENT. The Company and Acquisition Sub agree that, prior to the Effective Time, each of them will enter into a stockholders agreement containing terms consistent with the provisions of EXHIBIT C (the "STOCKHOLDERS AGREEMENT"), with the Principal Stockholders and the other holders of Electing Shares in the
Merger.

          SECTION 7.13. NO ACQUISITION SUB BUSINESS. Prior to the Effective Time, Acquisition Sub shall not undertake any business other than as necessary to consummate the transactions contemplated by this Agreement.

          SECTION 7.14. SOLVENCY OPINION. The parties hereto shall use commercially reasonable efforts to obtain an opinion addressed to the Company, the lenders to this transaction and the Board (and on which the Board is entitled to rely) confirming the solvency and adequacy of capital of the Surviving Corporation after the Merger and related financings, taking into account the transactions contemplated hereby and the financial ramifications thereof.

          SECTION 7.15. NEGOTIATIONS WITH MINORITY AFFILIATE. Acquisition Sub shall be entitled to commence and conduct (including without limitation the formulation of the terms and conditions of) negotiations with Xpedite Systems, GmbH ("XPEDITE GMBH") with respect to the acquisition by the Company of all or substantially all the outstanding capital stock or assets of Xpedite GmbH (which acquisition shall be conditioned upon the consummation of the Merger), PROVIDED that the Company agrees to use reasonable efforts requested by Acquisition Sub to facilitate such negotiations and the Company and its representatives shall be entitled to participate in all such negotiations.

          SECTION 7.16. ROLLOVER. Acquisition Sub agrees that, immediately following the Merger and assuming that Section 3.01(e) has been satisfied, the Non-Cash Election Share Number shall constitute not less than 5.1% of the total outstanding capital stock of the Surviving Corporation on a fully-diluted basis, taking into account all shares issued and reserved for issuance.


                                  ARTICLE VIII.

                            CONDITIONS TO THE MERGER
                            ------------------------

          SECTION 8.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                      a. STOCKHOLDER APPROVAL OF THE MERGER. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

                      b. HSR ACT, ETC. The waiting period applicable to the consummation of the Merger under the HSR Act and under any legal requirement of the European Community shall have expired or been terminated, and any material requirements of other foreign jurisdictions applicable to the consummation of the Merger shall have been satisfied; and

                      c. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger.

          SECTION 8.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUISITION SUB. The obligations of Acquisition Sub to effect the Merger are also subject to the following conditions:

                      a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and Acquisition Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

                      b. AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Acquisition Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

                      c. ACQUISITION OF XPEDITE SYSTEMS LTD. All conditions precedent to the closing of the transactions contemplated by the Stock Purchase Agreement dated as of the date hereof (the "XSL PURCHASE AGREEMENT") by and among PHJ&W No. 2 Limited, Xpedite Systems, Inc. and the stockholders of Xpedite Systems Limited, a company organized under the laws of the United Kingdom ("XSL") shall have been satisfied;

                      d. MANAGEMENT TEAM. The management team and officers of the Company, its Subsidiaries and XSL shall be satisfactory in all respects to Acquisition Sub in its sole discretion.

                      e. CHARTER AMENDMENT. The Company shall have obtained the requisite vote of the stockholders of the Company, approving and adopting an amendment to the Company's Certificate of Incorporation, in the form attached hereto as EXHIBIT D (the "CHARTER AMENDMENT"), which amendment shall authorize the Class B Common Stock, which shall be a new class of common stock identical in all respects to, and voting as a class with, the Company Common Stock, except that it shall have two votes per share in any election of directors. The Company shall have authorized the issuance of one or more series of preferred stock (the "PREFERRED STOCK"), with rights, preferences and privileges to be specified by Acquisition Sub. The Company shall have filed the Charter Amendment and certificate(s) of designation setting forth the rights, preferences and privileges of the Preferred Stock with the Secretary of State of the State of Delaware;

                      f. APPRAISAL RIGHTS. Holders of no more than 10% of the outstanding shares of the Company Common Stock shall have perfected their appraisal rights with respect to the Merger in accordance with Section 262 of the GCL, and Acquisition Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

                      g.       NO ADVERSE CHANGE REGARDING "RECAP
ACCOUNTING". There shall have been no ruling or advice given by any governmental body with respect to, or any change in existing accounting standards of interpretation thereof relating to, the permitted use of Recap Accounting (as defined below) which, in the opinion of Acquisition Sub's independent accountants, would materially and adversely affect the ability of the Surviving Corporation to account for the transactions contemplated by this Agreement using Recap Accounting (as used herein, "Recap Accounting" means that the transactions contemplated by this Agreement qualify to be accounted for as a recapitalization for financial reporting purposes);

                      h. NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect with respect to the Company since the date of this Agreement, and Acquisition Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

                      i. FINANCING. The Company shall have obtained the funds pursuant to the Financing Commitments, substantially on the terms provided therein; and

                      j. CONVERSION TO CLASS B COMMON STOCK. In the event the Charter Amendment has been approved by the requisite vote of the stockholders of the Company, each person set forth on SCHEDULE 8.02(J) (A) shall have converted into shares of Class B Common Stock the number of shares of Company Common Stock set forth in Column A next to such person's name on
SCHEDULE 8.02(J), and (B) shall have sold to UBS Partners LLC or an affiliate of Fenway Partners, Inc. the number of shares of Class B Common Stock set forth in Column B next to such person's name on SCHEDULE 8.02(J) for a per share amount equal to the Cash Election Price, as provided in the stockholder agreement dated as of the date hereof among such person, the Company and Acquisition Sub.

                      k.       AMENDMENT TO MINORITY AFFILIATE AGREEMENT.
The Put and Call Option Agreement dated as of December 15, 1993 by and among the Company, Apax Partners & CIE. Gestion S.A., Apax Partners & Co. Ventures Limited, Olivier de Puymorin and Xpedite Systems S.A. shall have been amended to provide that the consideration thereunder may be satisfied in cash, securities or any combination thereof, at the Company's option.

          SECTION 8.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

                      a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquisition Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or President of Acquisition Sub; and

                      b. AGREEMENTS AND COVENANTS. Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or President of Acquisition Sub.


                                   ARTICLE IX.

                                   TERMINATION
                                   -----------

          SECTION 9.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                      a. by mutual written consent duly authorized by the Boards of Directors of Acquisition Sub and the Company;
or

                      b. by either Acquisition Sub or the Company if the Merger shall not have been consummated by February 28, 1998 (PROVIDED that such date shall be extended by an additional 30 days in the event the Prospectus/Proxy Statement shall have been mailed to stockholders by such date; and PROVIDED, FURTHER, that the right to terminate this Agreement under this
SECTION 9.01(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                      c. by either Acquisition Sub or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (PROVIDED that the right to terminate this Agreement under this SECTION 9.01(C) shall not be available to any party who has not complied with its obligations under SECTION 7.08 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); PROVIDED, FURTHER, that for the purposes of this SECTION 9.01(C), a temporary injunction restraining, enjoining or otherwise prohibiting the Merger shall be deemed to be a nonappealable final order hereunder if such injunction remains continuously in effect for 60 days after the date of issuance thereof; and PROVIDED, FURTHER, that during such period all obligations of the Company or Acquisition Sub to expend funds or incur monetary obligations in connection with the transactions contemplated hereby shall be suspended; or

                      d.       [INTENTIONALLY OMITTED]

                      e.       by Acquisition Sub or the Company, if:
(i) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below) or
(ii) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Acquisition Sub or an affiliate of Acquisition Sub) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; PROVIDED that the Company shall not be entitled to exercise any termination rights under clause (i) or (ii) of this SECTION 9.01(E) unless (x) any action of the Board of Directors of the Company referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties to its stockholders and (y) the Company has complied with its obligations in SECTION 6.02; or

                      f. by Acquisition Sub, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement, the Merger or the Charter Amendment in a manner adverse to Acquisition Sub; or

                      g. by either the Company or Acquisition Sub, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, in any case such that the conditions set forth in SECTIONS 8.02 OR 8.03, as the case may be, would be incapable of being satisfied by February 28, 1998 (PROVIDED that the right to terminate this Agreement under this SECTION 9.01(G) shall not be available to any party who is itself in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, such that the conditions set forth in SECTIONS 8.02 OR 8.03, as the case may be, would be incapable of being satisfied by February 28, 1998).

                      As used herein, "ALTERNATIVE TRANSACTION" means
(i) a transaction or series of transactions pursuant to which any person (or group of persons) other than

Acquisition Sub or its Subsidiaries (a "THIRD PARTY") acquires or would acquire more than 15% of the outstanding shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, consolidation or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination), (iii) any reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries (other than the liquidation or dissolution of a wholly-owned subsidiary of the Company or any of its Subsidiaries) or (iv) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination with any Subsidiary) of the Company or any of its Subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

          SECTION 9.02.  EFFECT OF TERMINATION.
                         ----------------------

                      a. Except as provided in SECTION 10.01, in the event of the termination of this Agreement pursuant to SECTION 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, subject to the provisions of SECTION 9.02(B), and nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination. The Confidentiality Letter shall survive termination of this Agreement as set forth therein.

                      b. Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated by either party for any reason, the Company shall pay to Acquisition Sub, an amount equal to $7,500,000 (the "FEE") plus all documented fees and expenses incurred by Acquisition Sub and its stockholders in connection with or related to the authorization, preparation, regulation, execution and performance of this Agreement, the Financing Commitments, the transactions contemplated hereby and thereby (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts, consultants, banks and other financial institutions) (the "EXPENSES") up to a maximum of $2,000,000 in the aggregate. Notwithstanding the foregoing:

                               (i) the Company shall not be obligated to pay the
              Fee or any Expenses if this Agreement is terminated (A) pursuant to SECTION 9.01(A), (B) by the Company due to a failure to satisfy the condition set forth in SECTION 8.03(A) or (B), or pursuant to
              SECTION 9.01(B) or SECTION 9.01(G), in either such case as a result of Acquisition Sub's breach of a representation or warranty herein or Acquisition Sub's failure to fulfill any of its material obligations under this Agreement or (C) by Acquisition Sub solely due to a failure to satisfy any condition set forth in SECTION 8.02(D), (G), (I), (J) or (K); and

                               (ii) the Company shall not be obligated to pay
              the Fee but shall only be obligated to reimburse Acquisition Sub for the amount of Expenses incurred by it up to a maximum of $2,000,000 if this Agreement is terminated by Acquisition Sub due to the failure to satisfy (A) the condition set forth in SECTION 8.02(C) other than as a result of the Company's breach of a representation or warranty in the XSL Purchase Agreement or the Company's failure to fulfill any of its material obligations in the XSL Purchase Agreement or (B) the condition set forth in
              Section 8.02(h).

                      c.       Any payment required to be made pursuant to
SECTION 9.02(B) shall be made to Acquisition Sub or its designee not later than two business days after delivery by Acquisition Sub or its designee to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Acquisition Sub or its designee in the notice of demand for payment delivered pursuant to this SECTION 9.02(C).

          SECTION 9.03. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, subject to the provisions of SECTION 9.02(B).

                                   ARTICLE X.

                               GENERAL PROVISIONS
                               ------------------

          SECTION 10.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC. Except as otherwise provided in this SECTION 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 9.01, as the case may be, except that the agreements set forth in Article III and SECTION 7.06 shall survive the Effective Time indefinitely and those set forth in SECTIONS 7.04, 9.02 AND 9.03 shall survive such termination indefinitely. Nothing in this SECTION 10.01 shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

          SECTION 10.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  a.       If to Acquisition Sub:

                               UBS Partners LLC
                               299 Park Avenue
                               34th Floor
                               New York, NY 10171

                               Telecopier No.:              (212) 821-6333
                               Telephone No.:               (212) 821-6380
                               Attention:                   Michael Greene
                               and

                               Fenway Partners, Inc.
                               152 West 57th Street
                               New York, NY 10019

                               Telecopier No.:              (212) 581-1205
                               Telephone No.:               (212) 698-9441
                               Attention:                   Russell W. Steenberg

                           With copies to:

                               Kaye, Scholer, Fierman, Hays & Handler,
                               LLP
                               425 Park Avenue
                               New York, NY 10022

                               Telecopier No.:              (212) 836-8689
                               Telephone No.:               (212) 836-8000
                               Attention:                   Nancy E. Fuchs, Esq.

                               and

                               Ropes & Gray
                               1 International Place
                               Boston, MA 02110

                               Telecopier No.:              (617) 951-7050
                               Telephone No.:               (617) 951-7000
                               Attention:                   John Ayer, Esq.

                  b.       If to the Company:

                               Xpedite Systems, Inc.
                               446 Highway 35
                               Eatontown, New Jersey  07724

                               Telecopier No.:              (908) 544-1044
                               Telephone No.:               (908) 389-3900
                               Attention:                   President

                           With a copy to:

                               Neil A. Torpey, Esq.
                               Paul, Hastings, Janofsky & Walker LLP
                               399 Park Avenue
                               New York, New York 10022

                               Telecopier No.:              (212) 319-4090
                               Telephone No.:               (212) 318-6000

          SECTION 10.03. CERTAIN DEFINITIONS. For purposes of this agreement, the term:

                  a. "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  b. "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                  c. "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

                  d. "control" (including the terms "controlled by" and "under common control with") means the possession, directly, or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  e. "generally accepted accounting principles" shall mean United States generally accepted accounting principles; and

                  f. "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section
13(d)(3) of the Exchange Act).

          SECTION 10.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that after approval of the Merger by the stockholders of the Company, no amendment may be made which by law required further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 10.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 10.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          SECTION 10.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Acquisition Sub may assign all or any of its rights hereunder to any direct wholly owned Subsidiary of Acquisition Sub, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder.

          SECTION 10.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than SECTION 7.06 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

          SECTION 10.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 10.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, without giving effect to principles of conflicts of laws.

          SECTION 10.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.14. CONSENT TO JURISDICTION. Each of the parties hereto:

                  a. consents to submit itself to the personal jurisdiction of
(i) the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (ii) the Chancery or other Courts of the State of Delaware otherwise;

                  b. agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                  c. agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any Court other than such courts;

                  d. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party to its address set forth in SECTION 10.02 or at such other address of which a party shall have been notified pursuant thereto; and

                  e. agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

          IN WITNESS WHEREOF, each of Acquisition Sub and the Company has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.




                                        XPEDITE ACQUISITION CORP.


                                        By: /s/ MICHAEL GREENE
                                        ----------------------
                                        Name:Michael Greene
                                        Title:President


                                        XPEDITE SYSTEMS, INC.


                                        By: /s/ PHILIP A. CAMPBELL
                                        -------------------------
                                        Name:Philip A. Campbell
                                        Title:Director

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                       OF

                            XPEDITE ACQUISITION CORP.

                                      INTO

                              XPEDITE SYSTEMS, INC.

                        PURSUANT TO SECTION 251(C) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

          ************************************************************

          THE UNDERSIGNED CORPORATION, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     1. The name and state of incorporation of each of the constituent corporations of the merger are as follows:


                                                             STATE OF
                                                             --------
                                   NAME                   INCORPORATION
                                   ----                   -------------


                        Xpedite Acquisition Corp.            Delaware

                          Xpedite Systems, Inc.              Delaware



     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation of the merger is Xpedite Systems, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation, as amended to read in its entirety as set forth in ANNEX A hereto, of Xpedite Systems, Inc. a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the surviving corporation, the address of which is as follows:

                           Xpedite Systems, Inc.
                           446 Highway 35
                           Eatontown, New Jersey  07724

     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, the undersigned has subscribed this certificate on the date set forth below and hereby affirms that the statements contained herein are true and correct.



                                                    _________________ , 1997


                                                    XPEDITE SYSTEMS, INC.


                                                    By:-----------------------
                                                    Name:
                                                    Title:



                                                    ATTESTED TO:

                                                    By:-----------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT B


                            Form of Affiliate Letter
                              _______________, 1997






Xpedite Systems, Inc.
446 Highway 35
Eatontown, NJ  07724
Attention:  _______________

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Xpedite Systems, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August ___, 1997 (the "Agreement"), between the Company and Xpedite Acquisition Corp. ("Acquisition Sub"), a newly-formed Delaware corporation, Acquisition Sub will be merged with and into the Company, which will be the surviving company (the "Merger").

     In connection with the Merger, the undersigned may retain shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") currently owned by [him] [her] [it].

     The undersigned represents, warrants and covenants to the Company that in the event the undersigned retains any Company Common Stock as a result of the
Merger:

                      A. The undersigned shall not make any sale, transfer of other disposition of the Company Common Stock in violation of the Act or the Rules and Regulations.

                      B.       The undersigned has carefully read this
letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon [his] [her] [its] ability to sell, transfer or otherwise dispose of the Company Common Stock to the extent the undersigned felt necessary, with [his] [her] [its] counsel or counsel for the Company.

                      C. The undersigned has been advised that the issuance of the Company Common Stock to [him] [her] [it] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of stockholders of the Company, the undersigned may be deemed to have been an affiliate of the Company and the distribution by [him] [her] [it] of the Company Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Company Common Stock issued to [him] [her] [it] in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                      D. Except as may be provided in any registration rights agreement between the Company and the undersigned, the undersigned understands that the Company is under no obligation to register the sale, transfer or other disposition of the Company Common Stock by [him] [her] [its] behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                      E. The undersigned also understands that stop transfer instructions will be given to the Company's transfer agents with respect to the Company Common Stock and that there will be placed on the certificates for the Company Common Stock issued to [him] [her] [it], or any substitutions therefor, a legend stating in substance:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ______________, BETWEEN THE REGISTERED HOLDER THEREOF AND ______________, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF
                      ----------------.

                      F. The undersigned also understands that unless the transfer by [him] [her] [it] of [his] [her] [its] Company Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to [his] [her] [its] transferee:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in Paragraphs E and F above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Company Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Company Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Company has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, or a "no action" letter obtained by the undesigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                        Very truly yours,



                                        -------------------------

Agreed to and Accepted this
____ day of ______________, 1997

XPEDITE SYSTEMS, INC.



By: _________________________

                                    EXHIBIT C

                           SUMMARY OF PRINCIPAL TERMS
                              OF ROLLOVER INVESTORS
                             STOCKHOLDERS AGREEMENT

PARTIES The Company, UBS Partners LLC, together with its affiliates ("UBS"), Fenway Partners, Inc., together with its affiliates ("Fenway"), and the Principal Stockholders and other shareholders who retain Non-Cash Election Shares ("Shares") in the Merger (such Principal Stockholders and other shareholders being the "Investors").


RESTRICTIONS
ON TRANSFER    The Investors will agree not to transfer Shares prior to the first anniversary of the Closing Date. The Investors will grant to the Company (or UBS and Fenway or an affiliate thereof) a right of first refusal with respect to any proposed sales by them of Shares thereafter. Reasonable and customary procedures concerning this right of first refusal will be set forth in the Stockholders Agreement. Each Investor which is an "affiliate" of the Company will agree to the restrictions on transfer contained in Exhibit B to the Merger Agreement.


RIGHT TO
CAUSE SALE     If UBS and Fenway decide to sell all of their remaining shares of the Company received in the Merger (other than a sale to the other or an affiliate), and collectively hold in the aggregate at that time (prior to giving effect of the proposed sale) more than 40% of the then-outstanding shares of the Company, then UBS and Fenway shall have the right to require the Investors to sell their remaining Shares as part of that sale on the same price and terms (or to vote in favor of any merger or other transaction which would effect such a sale).

RIGHT TO
PARTICIPATE
IN SALE In the event that, during the period beginning immediately after the closing of the Merger and ending upon a Public Offering, UBS and Fenway hold 40% or more of the then-outstanding shares of the Company and propose to engage in a sale of equity interests which would result in a transfer of 40% or more of the then-outstanding shares of the Company to an unaffiliated purchaser, then the Investors shall have the right to participate pro rata (together, if applicable, with other stockholders, based on the percentage of their fully diluted equity in the Company at the time of such transaction) in such sale transaction on the same price and terms as UBS and Fenway. (As used herein, "Public Offering" shall mean a registered offering of equity securities of the Company or an institutional private placement or 144A offering of such equity securities with or without registration rights.)

REGISTRATION
RIGHTS In the Stockholders Agreement (or by separate registration rights agreement) the Company will grant to the Investors unlimited "piggyback" registration rights in registrations in which stockholders participate, at the Company's expense (other than underwriting discounts and selling commissions), subject to customary provisions and restrictions. Cutbacks will be pro rata among all holders requesting registration (based on each holder's percentage interest in the fully diluted equity of the Company at the time of such registration).

               The Investors will, if requested by the underwriters for an underwritten public offering of equity securities of the Company, agree not to sell or transfer any equity securities of the Company (other than equity securities, if any, included in such offering), without the consent of the underwriters, for a period of not more than 180 days following effectiveness of the registration statement relating to a Public Offering.

FINANCIAL
INFORMATION    The Stockholders Agreement will grant the Investors the right to receive quarterly and annual financial statements of the Company.


AFFILIATE
TRANSACTIONS   The Stockholders Agreement will provide that agreements or transactions between the Company and UBS or Fenway or any of their affiliates shall require the prior approval of the holders of a majority of the then-outstanding voting common stock of the Company (excluding shares held by the interested person and its affiliates) other than agreements or transactions which are on arms-length terms or consulting or management agreements on terms
               (including with respect to fees) that are customary as between UBS and/or Fenway, as applicable, and their respective portfolio companies. Acquisition Sub agrees that any preferred stock to be purchased by UBS and/or Fenway or any of their affiliated entities or any financial accomodation to be provided to them for their preferred equity commitment in connection with the financing of the Merger will be on market terms or terms approved by Roy B. Andersen, Jr. and at least two of the following four indviduals: Robert Vaters, Dennis Schmaltz, Max Slifer and Dennis
               DeVita. Except as contemplated by the foregoing sentence, nothing in this paragraph shall limit any other activity of UBS and/or
               Fenway or any of their affiliated entities in connection with the transactions contemplated by the Merger Agreement.

                                    EXHIBIT D


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              XPEDITE SYSTEMS, INC.

                                    * * * * *

                      XPEDITE SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, DOES
HEREBY CERTIFY:

                      FIRST:   That Xpedite Systems, Inc. (the
"Corporation") was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 26, 1988.

                      SECOND:   That this Amended and Restated
Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

                      THIRD: That the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

              "1.  NAME.
                   -----

                  The name of the corporation is Xpedite Systems, Inc.

              2.  REGISTERED OFFICE AND REGISTERED AGENT.
                  ---------------------------------------

                  The address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in The City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

              3.  PURPOSE.
                  --------

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              4.  EXISTENCE.
                  ----------

                  The Corporation is to have perpetual existence.

              5.  CAPITALIZATION.
                  ---------------

                  A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is _________ Million (__,000,000) shares consisting of (i) _________ Million (__,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter, the "Preferred Stock"), (ii) _________ Million (__,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common Stock") and (iii) _______ Million (__,000,000) shares of Class B Common Stock, $.01 per share (hereinafter, the "Class B Common Stock"). The Common Stock and Class B Voting Common Stock shall be nonassessable and shall not have cumulative voting rights or preemptive rights.

                  B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of designation to be executed, acknowledged, filed, recorded and to become effective in accordance with the General Corporation Law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of any shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Amended and Restated

Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock or of Common Stock.

                      C. Section 1. RANKING. Except with respect to voting rights provided in the proviso to Section 2, the Common Stock and the Class B Common Stock shall in all respects have the same powers, preferences, rights and qualifications and shall rank PARI PASSU with each other.

                               Section 2.  VOTING RIGHTS OF COMMON STOCK.
The holders of Class B Common Stock shall be entitled to two votes per share in connection with the election of directors of the Corporation, and otherwise on all matters with respect to which they have the right to vote the holders of Common Stock and Class B Common Stock shall be entitled to one vote per share.

              6.  LIMITATION OF LIABILITY OF DIRECTOR.
                  ------------------------------------

                  No Director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a Director, except that this Article shall not eliminate or limit the liability of each Director: (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such Director derived an improper personal benefit.

              7.  AMENDMENTS TO CERTIFICATE OF INCORPORATION.
                  -------------------------------------------

                      The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

                      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and hereby affirm that the statements made herein are true under the penalties of perjury, this ______ day of ______________, 1997.



                                                XPEDITE SYSTEMS, INC.



                                                -------------------------------
                                                Roy B. Andersen, Jr., President



ATTEST:



---------------------------
Robert S. Vaters, Secretary